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Exhibit 23.01

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2002, in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-91728) and related Prospectus of Questar Corporation for the registration of $400,000,000 of Senior Debt Securities, Common Stock, Stock Purchase Contracts, and Stock Purchase Units.

/s/ Ernst & Young LLP

Salt Lake City, Utah
January 13, 2003

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  Exhibit 23.01